EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 USC, SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Terry Kennedy, Chief Executive Officer and President of Grow Capital Inc. (the "Company"), certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350) that, to his knowledge, the Company's Quarterly Report on Form 10-Q for the three and six month period ended December 31, 2020 (the "Report"):

          (1)  fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: February 22, 2021	By:	/s/ Terry Kennedy
Terry Kennedy
Chief Executive Officer and President (Principal Executive Officer)